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                     UNDERWRITING AGREEMENT




                                   May 18, 1994



THE CHASE MANHATTAN CORPORATION
1 Chase Manhattan Plaza
New York, New York  10081


Dear Sirs:

          The undersigned (being herein called the "Underwriter") understands that The Chase Manhattan Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its 8% Subordinated Notes Due 2004, constituting a series of Subordinated Debt Securities (the "Offered Securities"). The Offered Securities will be issued under the Amended and Restated Indenture, dated as of September 1, 1993, between the Company and Chemical Bank, as Trustee. The terms of the Offered Securities are set forth in the Company's Registration Statement on Form S-3 (File No. 33-58144) and the Basic Prospectus dated March 2, 1993 (as defined in the Standard Provisions hereinafter referred to), as supplemented by a Prospectus Supplement dated May 18, 1994.

          All the provisions (including defined terms) contained in the document entitled "The Chase Manhattan Corporation Senior/Subordinated Debt Securities and Warrants Underwriting Agreement Standard Provisions (February 1993)" (the "Standard Provisions") attached hereto are incorporated by reference herein in their entirety and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that:

     (a) In accordance with Clause (e) of Paragraph 6 of the Standard Provisions, the Underwriter hereby confirms that the following statements with respect to the public offering of the Offered Securities are correct and were the only information furnished to the Company by or on behalf of the Underwriter for use in the Registration Statement and the Prospectus:

           (i)    The first two sentences of the penultimate
     paragraph of text on the cover page of the Prospectus
     Supplement, concerning the terms of the offering by the
     Underwriter;
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          (ii)    The first paragraph on page S-2 of the Prospectus
     Supplement, concerning stabilization and over-allotment by the Underwriter;

         (iii)    The second paragraph of text under the caption
     "Underwriting" in the Prospectus Supplement, concerning the terms of the offering by the Underwriter; and

          (iv) The second sentence of the third paragraph of text under the caption "Underwriting" in the Prospectus
     Supplement, concerning the Underwriter's intention to make a market in the securities.

          The Delivery Date referred to in Paragraph 4 of the Standard Provisions shall be 10:00 A.M., New York City time, on May 25, 1994. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriter agrees to purchase $150,000,000 aggregate principal amount of the Offered Securities at a purchase price of 98.851% of their principal amount, plus accrued interest on the Offered Securities from May 15, 1994 to the Delivery Date.

          The Underwriter will offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.

          The Underwriter will pay for the Offered Securities at the time and place and in the manner set forth in the Standard Provisions.
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          Please confirm your agreement by having an authorized
officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                         Very truly yours,


                         DONALDSON, LUFKIN & JENRETTE
                           SECURITIES CORPORATION


                         By:  /s/ T. Richard Kendrick, IV
                              ---------------------------
                              Name:  T. Richard Kendrick, IV
                              Title: Senior Vice President

Accepted:

THE CHASE MANHATTAN CORPORATION


By:     /s/ E. Michel Kruse
     --------------------------
    Name:  E. Michel Kruse
    Title: Executive Vice President
            and Chief Financial Officer













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